UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 18, 2026

Partners Group Lending Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56792	88-3153051
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1114 Avenue of the Americas, 37th Floor, New York, NY	10036
(Address of principal executive officers)	(Zip Code)

(877) 748-7209
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement

On September 18, 2026 (the “Closing Date”), Partners Group BDC Finance II, LLC (“PG BDC Finance II”), a Delaware limited liability company and newly formed subsidiary of Partners Group Lending Fund, LLC, a Delaware limited liability company (the “Fund” or “us”), entered into a Loan and Servicing Agreement (the “Secured Credit Facility”), with PG BDC Finance II, as Borrower, the Fund, as Transferor and Servicer, Sumitomo Mitsui Banking Corporation (“SMBC”), as Administrative Agent and as Collateral Agent, the lenders from time to time parties thereto (the “Lenders”), State Street Bank and Trust Company, as the Account Bank and as the Collateral Custodian, and State Street Bank and Trust Company, as Collateral Administrator.

From time to time, the Fund expects to sell and contribute certain loan assets to PG BDC Finance II pursuant to a Sale and Contribution Agreement, dated as of the Closing Date, by and between the Fund, as transferor, and PG BDC Finance II, as transferee. No gain or loss will be recognized as a result of any such sales or contributions. Proceeds from the Secured Credit Facility will be used to finance PG BDC Finance II’s origination and acquisition of eligible loan assets, including the purchase of such assets from the Fund, and for other general corporate purposes permitted under the Secured Credit Facility. The Fund retains a residual interest in assets contributed to or acquired by PG BDC Finance II through its ownership of PG BDC Finance II. As of the Closing Date, the total committed amount under the Secured Credit Facility is $75,000,000, and the total uncommitted amount under the Secured Credit Facility is $175,000,000. PG BDC Finance II can request the lenders under the Secured Credit Facility to increase their commitments up to a maximum of $1,000,000,000. The Secured Credit Facility can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to a borrowing base test (which is based on the value of PG BDC Finance II’s eligible loan assets from time to time, applicable advance rates and concentration limitations) and satisfaction of certain conditions, including eligibility criteria.

The Secured Credit Facility provides for the ability to draw and redraw advances under the Secured Credit Facility for a period of up to 36 months after the Closing Date (the “Reinvestment Period”) unless the Reinvestment Period is terminated sooner as provided in the Secured Credit Facility. Unless otherwise terminated, the Secured Credit Facility will mature on the Business Day immediately preceding September 18, 2026 (the “Stated Maturity”), subject to one-year extension options exercisable by PG BDC Finance II after the first anniversary of the Closing Date and agreed to by the Administrative Agent and the Lenders. To the extent the commitments are terminated or the Secured Credit Facility is prepaid and terminated during the first year following the Closing Date, PG BDC Finance II may owe a make-whole premium. Prior to the Stated Maturity, proceeds received by PG BDC Finance II from principal and interest on loan assets must be used to pay fees, expenses and interest on outstanding advances, and the excess may be returned to the Fund, subject to certain conditions. On the Stated Maturity, PG BDC Finance II must pay in full all outstanding fees and expenses and all principal and interest on outstanding advances under the Secured Credit Facility. The amount borrowable under the Secured Credit Facility may be permanently reduced, in whole or in part, at the option of PG BDC Finance II.

Amounts drawn in U.S. dollars are benchmarked to Term SOFR, amounts drawn in British pounds are benchmarked to SONIA, amounts drawn in Canadian dollars are benchmarked to Term CORRA (plus an adjustment of 0.32138%), and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the Applicable Spread. The “Applicable Spread” is 1.50% per annum in connection with the acquisition of broadly syndicated loans and 1.90% per annum in connection with the acquisition of other eligible loan assets or for other permitted purposes, in each case increasing by 2.00% following an event of default or the facility maturity date. PG BDC Finance II also paid SMBC an upfront fee and will pay SMBC an annual administrative agent fee, and will reimburse certain expenses, in each case in connection with SMBC’s role as Administrative Agent under the Secured Credit Facility.

During the Reinvestment Period, PG BDC Finance II will pay certain non-usage fees on undrawn commitments, equal to 0.35% per annum for the first three months following the Closing Date and 0.50% per annum thereafter. The Secured Credit Facility contains customary representations, warranties and covenants, including certain maintenance covenants and customary events of default. The Secured Credit Facility is secured by a perfected first priority security interest in the assets of PG BDC Finance II and on any payments received by PG BDC Finance II in respect of those assets. Assets pledged to the Lenders under the Secured Credit Facility will not be available to pay the debts of the Fund.

Borrowings of PG BDC Finance II are considered the Fund’s borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Secured Credit Facility and the Sale and Contribution Agreement and is qualified in its entirety by reference to the copies of the Secured Credit Facility and Sale and Contribution Agreement which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Loan and Servicing Agreement, dated September 18, 2026, by and between the Fund, as Transferor and Servicer, PG BDC Finance II, as Borrower, SMBC, as Administrative Agent and as Collateral Agent, the lenders from time to time parties thereto, State Street Bank and Trust Company, as the Account Bank and as the Collateral Custodian, and State Street Bank and Trust Company, as Collateral Administrator.
10.2	Sale and Contribution Agreement, dated September 18, 2026, by and between the Fund, as transferor, and PG BDC Finance II, as transferee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Partners Group Lending Fund, LLC

		By:	/s/ Robert Collins
Dated:	September 24, 2026		Robert Collins President (Principal Executive Officer)